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                                                                    Exhibit 99.6

                        INCENTIVE STOCK OPTION AGREEMENT
       UNDER THE DUSA PHARMACEUTICALS, INC. 1996 OMNIBUS PLAN, AS AMENDED


         THIS AGREEMENT made as of the -th day of -, by and between DUSA Pharmaceuticals, Inc., a corporation incorporated under the laws of the State of New Jersey (the "Company"), and -, (the "Grantee").

         WHEREAS, pursuant to the DUSA Pharmaceuticals, Inc. 1996 Omnibus Plan, as amended (the "Plan"), the Company has determined that its interests will be advanced by providing an incentive to the Grantee to acquire a proprietary interest in the Company and, as a shareholder, to share in its success, with added incentive to work effectively for and in the Company's interest;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

                                    SECTION 1
                                      GRANT

         1.1 The Company hereby grants to the Grantee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option") to purchase, in accordance with the vesting rights outlined in Sections 3.1 and 3.6 hereof, up to - shares of authorized but unissued Common Stock, without par value ("Common Stock"), of the Company on the terms and conditions herein set forth in this Agreement.

                                    SECTION 2
                                      PRICE

         2.1 The exercise price of the shares of Common Stock subject to this Option shall be determined on the day of the grant based upon the fair market value of the shares of Common Stock on such date (i.e., $- per share) and calculated by increasing such fair market value price by ten percent (10%) per year for four (4) years, rounded to the nearest cent (the "Exercise Price").


                                    SECTION 3
                                WHEN EXERCISABLE

         3.1 This Option shall vest in the Grantee, and become exercisable, as to twenty-five percent (25%) of the shares on the first anniversary of the date of the grant, and an additional twenty-five percent (25%) of the shares with respect to which the Option




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                  has been granted on and after each of the three (3) succeeding anniversaries of said date. Installments or portions vested and not exercised in earlier periods shall be accumulated and be available for exercise in later periods at the then applicable Exercise Price as follows:

                  3.1.1 the first twenty-five percent (25%) of the shares to vest may be exercised on or after the first anniversary of the date of the grant, being - at an Exercise Price of $-;

                  3.1.2 the second twenty-five percent (25%) of the shares may be exercised on or after the second anniversary of the date of the grant, being - at an Exercise Price of $-;

                  3.1.3 the third twenty-five percent (25%) of the shares may be exercised on or after the second anniversary of the date of the grant, being - at an Exercise Price of $-; and

                  3.1.4 the last twenty-five percent (25%) of the shares may be exercised on or after the second anniversary of the date of the grant, being - at an Exercise Price of $-;

                  and, except as provided by Sections 3.6 and 6.3 hereof, the Grantee shall only be entitled to exercise this Option, in whole or in part, in the amounts, at the Exercise Price, set out above and from and after the dates so specified.

         3.2 Subject to Sections 3.1 and 3.6 hereof, the Grantee shall have the right, at any time prior to 5:00 p.m. (Eastern Standard
                  Time) on the date prior to the tenth anniversary date hereof, -, provided that if such day is not a day on which the Company is open for business then on the first following day on which the Company is open for business, to exercise this Option for any number of the Optioned Shares up to the maximum number of shares specified in Section 1.1 above.

         3.3 No less than one thousand (1,000) shares may be purchased upon any one exercise of the Option granted hereby unless the number of shares purchased at such time is the total number of shares in respect of which the Option hereby granted is then exercisable.

         3.4 In no event shall any Option granted hereby be exercisable for a fractional share.

         3.5 From time to time, in its discretion, the Committee may offer the Grantee the right to cancel any Option granted hereunder in exchange for such consideration as the Committee shall determine.




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         3.6      Notwithstanding anything contained in Sections 1 and 3.1
                  hereof, the Option shall continue to vest in the Grantee only so long as the Grantee shall continue to serve the Company. Should the Grantee cease to serve the Company, the provisions of Section 5.2 shall apply with respect to the vesting and exercise of the Option. The Board of Directors shall be entitled to determine if and when employment or service to the Company has ceased with respect to the Grantee.

         3.7 The Options shall be exercised in accordance with Section 422 of the Internal Revenue Code of regulations as amended. To the extent that the exercise of the Option does not meet the requirements of Section 422 as hereinafter amended, the Option shall be considered a nonqualified stock option.

         3.8 No Option may be exercised during a calendar year which would result in the purchase of shares of the Company having an aggregate fair market value (determined at the time of the grant of the Option ) in excess of One Hundred Thousand Dollars ($100,000.00) except and to the extent that such Option was first exercisable in preceding calendar years.

                                    SECTION 4
                                 HOW EXERCISABLE

         4.1 Subject to such administrative regulations as the Committee may from time to time adopt, the Grantee or beneficiary shall, in order to exercise this Option give to the Company at its principal office notice in writing in the form of Schedule A hereto setting out the number of Optioned Shares with respect to which the Option is being exercised. The notice must be accompanied by payment of a certified check, official bank cashier's check or money order in an amount equal to the Exercise Price multiplied by the number of shares requested and a duly executed copy of this Agreement. At the discretion of the Committee, the Grantee may pay all or a portion of the purchase price by tender of Common Stock or a combination of stock and cash or other means determined by the Committee.

         4.2 Any notice under this Section shall include an undertaking to furnish or execute such documents as the Committee in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the Option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, or any other law, as then in effect, and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

         4.3 The Grantee agrees that all shares purchased by him or her under the Option will be acquired for investment, not distribution, and that any notice of exercise of the Option must be accompanied by a written representation to that effect, signed by the Grantee.




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                                    SECTION 5
                              TERMINATION OF OPTION

         5.1 The Option granted hereby shall terminate and be of no force or effect upon the expiration of ten years from the date of the Grant unless terminated prior to such time as provided below.

         5.2 Subject to Section 3.6 hereof, should the Grantee cease to serve the Company, the Grantee's Option shall be exercised as follows:

                  5.2.1 If the Grantee's termination of service is other than for cause, or for the reasons provided in subsections
                           (b) - (d) below, the Option may be exercised, to the extent exercisable, for a period of three months after the date of such termination of employment;

                  5.2.2 If the Grantee's termination of service is by reason of retirement or disability, the Option may be exercised, to the extent exercisable, for a period of 12 months after the date of such termination;

                  5.2.3 In the event of death of the Grantee after termination of service pursuant to (a) or (b) above, the person or persons to whom the Grantee's rights are transferred by will or the laws of descent and distribution shall have a period of three years from the date of termination of the Grantee's employment or service to exercise the Option which could have been exercised during such period, subject to exercise during the remaining term of the Option, subject to exercise during the remaining term of the Option; and

                  5.2.4 In the event of death of the Grantee while employed, the Option shall become fully and immediately exercisable and may be exercised by the person or persons to whom the Grantee's rights are transferred by will or the laws of descent and distribution for a period of three years after the Grantee's death, subject to exercise during the remaining term of the Option;

         5.3 Any determination made by the Committee with respect to any matter referred to in this Section 5 shall be final and conclusive on all persons affected thereby. Employment by, or service to, the Company shall be deemed to include employment by, or service to, any subsidiary of the Company by the Grantee.


                                    SECTION 6
                              ADJUSTMENTS TO OPTION

         6.1 Subject to any required action by the Committee and shareholders, the number of shares provided for in the Option, the price per share thereof and the number of

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                  shares provided for in the Plan shall be proportionately
                  adjusted for any increase or decrease in the number of issued shares of the Company resulting from the payment of a share dividend, a share split or any transaction which is a "corporate transaction" (as defined in the Treasury regulations promulgated under Section 424 of the Code).

         6.2 Subject to any required action by the Committee and shareholders, if the Company shall be the surviving entity in any merger or consolidation, or after a consolidation of the Company and one or more entities in which the resulting entity is an independent entity, the Option shall pertain to and apply to the securities of the surviving entity in an amount that the board of directors of the surviving entity, at its sole discretion, determines to be equivalent, as nearly as practicable, to the nearest whole number and class of shares that were subject to the Option. These shares of stock or other securities shall, after such merger or consolidation, be deemed to be shares for all purposes of the Plan. The aforesaid adjustments, when applicable, shall be made by the Committee, and the Committee's determination shall be final, binding and conclusive. Any such adjustment in the shares or other securities subject to the ISO (including any adjustment in the Exercise Price) shall be made in such manner as not to constitute a modification as defined by Section 424(h) (3) of the Code and only to the extent permitted by Sections 422 and 424 of the Code.

         6.3 In the event of a Change of Control (as defined below), any and all outstanding Options not fully vested shall automatically vest in full and shall be immediately exercisable. The date on which such accelerated vesting and immediate exercisability shall occur shall be the date of the occurrence of the Change of Control.

                  A "Change of Control" shall be deemed to have taken place upon
                  (i) the acquisition by a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) shareholder approval of a transaction for the acquisition of the Company, or substantially all of its assets by another entity or for a merger, reorganization, consolidation or other business combination to which the Company is a part; or (iii) the election during any period of 24 months or less of 50% or more of the Directors of the Company where such Directors were not in office immediately prior to such period provided, however, that no "Change of Control" shall be deemed to have taken place if the Directors of the Company in office on the date of adoption of the Plan, or their successors in office nominated by such Directors, affirmatively approve a resolution to such effect.




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                  Except as provided with respect to a Grantee in his or her stock option agreement or other controlling agreement between him or her and the Company, to the extent that the acceleration, exercisability or parachute payment attributable to the Option following a Change of Control would result in "excess parachute payments"(1) when the former are aggregated with other payments or benefits to the Grantee (whether or not payable by the Plan), such parachute payments or benefits provided to a Grantee under this Agreement shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. This reduction will only be made if it will cause the Grantee's net after-tax benefit to exceed the net after-tax benefit that would have existed if such reduction were not made. "Net after-tax benefit" shall be the sum of (i) all payments and benefits which a Grantee receives or is entitled to receive that would constitute a "parachute payment" under
                  Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above, calculated at the maximum marginal income tax rate(2) for the year in which such payments and benefits shall be paid to the Grantee, less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

         6.4 In the event of a change in the Company's shares which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be shares within the meaning of the Plan.

         6.5 Except as herein before expressly provided in Paragraphs 6.1, 6.2, 6.3 and 6.4 of this Section 6, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of any class or payment of any share dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation and any issuance by the Company of shares of any class, or securities convertible into shares of any class, shall not affect the Option, and no adjustment by reason thereof shall be made with respect to the number or price of the Company's shares subject to the Option. The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

--------

         (1) "Excess parachute payments" are defined in Section 280G of the Code and are determined by tax counsel of the Company.

         (2) "This rate is based on the rate for the year set forth in the Code at the time of the first payment to the participant.



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                                    SECTION 7
                                    TRANSFER

         7.1 This Option shall not be transferable by the Grantee in any way other than by will and the laws of descent and distribution, except as may be otherwise permitted by written agreement of the Company or securities regulatory authorities. Any other attempted assignment, transfer, pledge, hypothecation or other disposition of the Option shall be void and have no effect unless in accordance with the terms set forth herein.

                                    SECTION 8
                                WITHHOLDING TAXES

         8.1 The Company shall have the right to retain and withhold from any payment, under the Option granted, any amount that is to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require the Grantee, if he or she receives shares under a nonqualified stock option grant, to reimburse the Company for any taxes that are required to be withheld by the Company, and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due (or to become due) to the Grantee an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes, or the Company may retain and withhold a number of shares of Common Stock having a market value not less than the amount of such taxes and cancel (in whole or in part) any shares of Common Stock so withheld in order to reimburse the Company for any such taxes.

                                    SECTION 9
                            IMPACT ON OTHER BENEFITS

         9.1 The value of the Option (either on the date of grant of the Option or at the time the shares are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

                                   SECTION 10
                                 ADMINISTRATION

         10.1 The Committee shall have full authority and discretion (subject only to the express provisions of the 1996 Omnibus Plan, as amended) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive and binding upon the Company, the Grantee and any and all interested parties.




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                                   SECTION 11
                       AGREEMENT TO CONTINUE IN EMPLOYMENT
                           OR SERVICE AS A CONSULTANT

         11.1 The vesting of this Option is earned only by continuing service to the Company at the will of the Company and not through the act of being hired, being granted this Option, or acquiring shares hereunder. Nothing in the Plan or this Agreement shall confer on a Grantee any right to continue in the employ of the Company or in the service of the Company as a consultant or interfere in any way with the right of the Company to terminate his or her employment or consultantship at any time.

                                   SECTION 12
                                  AMENDMENT(S)

         12.1 This Agreement shall be subject to the terms of the Plan as amended except that the Option that is the subject of this Agreement may not in any way be amended or terminated without the Grantee's written consent.

                                   SECTION 13
                                FORCE AND EFFECT

         13.1 The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

                                   SECTION 14
                         NOTICE OF DISPOSITION OF SHARES

         14.1 The Grantee agrees that if he or she should dispose of any shares of Common Stock acquired on the exercise of the Option, including a disposition by sale, exchange, gift or transfer of legal title within six months of the date such shares are transferred to the Grantee, the Grantee will notify the Company promptly of such disposition.

                                   SECTION 15
                                     NOTICES

         15.1 All notices which may be or are required to be given by one party to the other party pursuant to this Agreement shall be in writing and shall be mailed by first class or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery as follows:




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                  If to the Company:  DUSA Pharmaceuticals, Inc.
                                      181 University Avenue, Suite 1208
                                      Toronto, ON M5H 3M7
                                      CANADA

                                      Attention:  Dr. D. Geoffrey Shulman


                  If to the Grantee:  -

                                      at the address of the Grantee from time to time in the records of the Company,

                  or such other address as to which either party may from time to time notify the other as aforesaid.

                                   SECTION 16
                            RESTRICTIONS ON TRANSFER

         16.1 The Grantee understands and acknowledges that he is subject to certain restrictions on transfer under the Securities Act of 1933 of the United States, as amended, (the "1933 Act") of the shares issued pursuant to the exercise of the Option; such restrictions provide that the shares may not be sold without registration or exemption from registration under the 1933 Act; and, for purposes of the Securities Act (Ontario) (the "Ontario Act"), the first trade of such shares, other than a trade exempted by the Ontario Act, will be a distribution unless the Company has been a reporting issuer for at least twelve (12) months and the Company is not in default of any requirement of the Ontario Act, disclosure has been made to the Ontario Securities Commission of the exempt trade, no unusual effort is made to prepare the market or create a demand for the shares, and no extraordinary commission or consideration is paid with respect to the trade, provided that such first trade is not from the holdings of a so-called "control block".

                                   SECTION 17
                             REPORTING REQUIREMENTS

         17.1 The Grantee understands and acknowledges that he may be subject to certain reporting requirements upon his receipt and exercise of the Option, and in connection therewith, upon the receipt and exercise of the Option, the Grantee agrees to timely file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and any appropriate Canadian securities regulatory authorities, the appropriate documentation regarding his ownership of the Company's securities.



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                                   SECTION 18
                                  GOVERNING LAW

         18.1 This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New Jersey.


         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.


Attest:                                 DUSA PHARMACEUTICALS, INC.,
                                        a New Jersey Corporation



                                        By:
-----------------------------------        -------------------------------------
Nanette W. Mantell, Secretary              D. Geoffrey Shulman, President


                                        GRANTEE



                                        By:
                                           -------------------------------------
                                           -




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                                   SCHEDULE A

                                SUBSCRIPTION FORM


To:      The Secretary of DUSA Pharmaceuticals, Inc.


         Pursuant to the terms and subject to the conditions set forth in the Nonqualified Stock Option Agreement (the "Agreement") dated -, between DUSA Pharmaceuticals, Inc. and the undersigned, and the Option granted to the undersigned by such Agreement, I hereby elect to purchase ____________ shares of Common Stock of DUSA Pharmaceuticals, Inc. which were the subject of such Option. I understand that such purchase is subject to all the terms and conditions of the Agreement. I request that the certificates for such shares of Common Stock shall be issued in the name of:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

and be delivered to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

         The undersigned hereby represents and warrants to, and agrees with the Company as follows:

         (a) The shares are being purchased for the undersigned's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, or resale to others, or to fractionalization in whole or in part and that the offering and sale of the shares is intended to be exempt from registration under the Securities Act of 1933 (the "Act"). In furtherance thereof, the undersigned represents, warrants and agrees as follows: (i) no other person has or will have a direct or indirect beneficial interest in such shares and the undersigned will not sell, hypothecate, or otherwise transfer his shares except in accordance with the Act and applicable state securities laws or unless in the opinion of counsel for the Company, an exemption from the registration requirements of the Act and such laws is available; and (ii) the Company is under no obligation to register the shares on behalf of the undersigned or to assist the undersigned in complying with any exemption from registration.




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         (b) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

         In full payment of the purchase price with respect to the Option exercised, the undersigned hereby tenders payment of $___________ by certified check or official bank cashier's check or money order payable in Canadian or United States currency to the order of DUSA Pharmaceuticals, Inc.


Dated:                                  X____________________________________
                                               (Signature)

                                        _____________________________________
                                               Name (Please Print)

                                        _____________________________________
                                               (Address)

                                        _____________________________________
                                               Taxpayer Identification Number




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